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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Take Two Interactive Software, Inc. of our report dated January 31, 2006, except for the effects of the restatement discussed in Note 2 and the change in segments discussed in Note 15 of the consolidated financial statements included in the Annual Report on Form 10-K for the year ended October 31, 2006, not included herein, as to which the date is February 28, 2007 included in the Annual Report on Form 10-K for the year ended October 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York 10017

March 28, 2008

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM